EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:

•	Registration Statement (Form S-8 No. 333-123610) pertaining to the Symmetry Medical Inc. 2004 Employee Stock Purchase Plan,

•
Registration Statement (Form S-8 No. 333-123609) pertaining to the Symmetry Medical Inc. Amended and Restated 2004 Equity Incentive Plan, the Symmetry Medical Inc. 2003 Stock Option Plan and the Symmetry Medical Inc. 2002 Stock Option Plan,

•	Registration Statement (Form S-8 No. 333-123607) pertaining to the Symmetry Medical Inc. 401(k) plan, and

•	Registration Statement (Form S-8 No. 333-183003) pertaining to the Symmetry Medical Inc. Amendment No.3 to the Amended and Restated 2004 Equity Incentive Plan;

•	Registration Statement (Form S-3 No. 333-188073) pertaining to the Symmetry Medical Inc. 2013 shelf Registration Statement of our reports dated March 10, 2014, with respect to the consolidated financial statements of Symmetry Medical Inc., included in this Annual Report (Form 10-K) of Symmetry Medical Inc. for the year ended December 28, 2013.